Exhibit 99.1

SKILLED HEALTHCARE GROUP REPORTS SECOND QUARTER 2014 ADJUSTED EPS OF $0.07

FOOTHILL RANCH, Calif. - August 11, 2014 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced its consolidated financial operating results for the three and six month period ended June 30, 2014.

"I am pleased with our second quarter results and the progress we have made in executing on our strategic plan. During the second quarter, we opened a state-of-the-art skilled nursing facility adjacent to the University of Kansas Medical Center and made some meaningful headway in stabilizing our core long-term care services segment," said Robert Fish, Chief Executive Officer of Skilled Healthcare Group. "During the quarter we also amended our credit agreement, giving us additional cushion with our covenants including new flexibility for non-cash reserves."

Second Quarter 2014 Results

Continuing Operations

Revenue for the quarter ended June 30, 2014 was $207.0 million, a decrease of 1.5% when compared to $210.2 million in the second quarter of 2013. Skilled mix1 remained constant at 22.0% in the second quarter of 2014 and 2013. Occupancy decreased 30 basis points to 81.7% in the second quarter of 2014 from 82.0% in the second quarter of 2013. Quality mix2 in the second quarter of 2014 decreased 200 basis points to 67.0%, compared to 69.0% in the prior year period.

Adjusted EBITDA3 was $18.3 million, or 8.8% of revenue, for the quarter ended June 30, 2014, and remained unchanged at $18.3 million, or 8.7% of revenue, in the same period a year ago. Adjusted EBITDAR3 was $23.2 million, or 11.2% of revenue, for the quarter ended June 30, 2014, an increase of 0.9% compared to $23.0 million, or 10.9% of revenue, for the quarter ended June 30, 2013.

Net loss for the quarter ended June 30, 2014 totaled $2.8 million, as compared to net income of $1.5 million for the second quarter of 2013. Adjusted net income4 for the quarter ended June 30, 2014 totaled $2.9 million, a decrease of 22.0% compared to adjusted net income of $3.7 million for the second quarter of 2013. Adjusted net income excludes certain items as described in the Reconciliation of (Loss) Income From Continuing Operations Before Provision for Income Taxes to Adjusted Net Income table at the end of this press release.

Net loss per share was $0.07 for the quarter ended June 30, 2014, as compared to net income per diluted share of $0.04 for the same period in 2013. Adjusted net income per diluted share4 was $0.07 for the quarter ended June 30, 2014, a decrease of 30.0% compared to adjusted net income per diluted share of $0.10 for the quarter ended June 30, 2013.

Long-Term Care Services Segment
Revenue for our long-term care services segment in the quarter ended June 30, 2014 was $163.1 million, an increase of $4.8 million, or 3.0%, as compared to $158.3 million for the same period a year ago. Revenue for this segment represented 78.8% of total revenue in the second quarter of 2014, compared to 75.3% of total revenue in the second quarter of 2013.

Therapy Services Segment
Revenue for Hallmark Rehabilitation, our rehabilitation therapy services segment, was $23.1 million for the quarter ended June 30, 2014, a decrease of $3.5 million, or 13.4%, compared to the same period a year ago. Third-party rehabilitation therapy accounted for 11.1% of total revenue in the second quarter of 2014, compared to 12.7% of total revenue in the second quarter of 2013.

Hospice and Home Health Services Segment
Revenue for Signature Hospice and Home Health, our hospice and home health services segment, was $20.8 million in the second quarter of 2014, a decrease of $4.4 million, or 17.5%, compared to $25.3 million in the second quarter of 2013. Average daily hospice census decreased 22.1% to 1,032 for the second quarter of 2014, from 1,324 for the second quarter of 2013.

First Six Months 2014 Results

Continuing Operations

Revenue for the six months ended June 30, 2014 was $414.3 million, a decrease of 2.6% when compared to $425.3 million for the six months ended June 2013. Skilled mix decreased 20 basis points to 22.2% for the six months ended June 30, 2014 from 22.4% for the six months ended June 30, 2013. Occupancy decreased 40 basis points to 82.1% for the six months ended June 30, 2014 from 82.5% for the six months ended June 30, 2013. Quality mix for the six months ended June 30, 2014 decreased 220 basis points to 67.3%, compared to 69.5% in the prior year period.

Adjusted EBITDA was $36.1 million, or 8.7% of revenue, for the six months ended June 30, 2014, a decrease of 3.3% compared to $37.4 million, or 8.8% of revenue, in the same period a year ago. Adjusted EBITDAR was $45.8 million, or 11.1% of revenue, for the six months ended June 30, 2014, a decrease of 1.9% compared to $46.7 million, or 11.0% of revenue, for the six months ended June 30, 2013.

Net loss for the six months ended June 30, 2014 totaled $1.5 million, as compared to net income of $4.6 million for the six months ended June 30, 2013. Adjusted net income for the six months ended June 30, 2014 totaled $5.1 million, a decrease of 32.4% compared to adjusted net income of $7.6 million for the six months ended June 30, 2013. Adjusted net income excludes certain items as described in the Reconciliation of (Loss) Income From Continuing Operations Before Provision for Income Taxes to Adjusted Net Income table at the end of this press release.

Net loss per share was $0.04 for the six months ended June 30, 2014, as compared to net income per diluted share of $0.12 for the same period in 2013. Adjusted net income per diluted share was $0.13 for the six months ended June 30, 2014, a decrease of 35.0% compared to adjusted net income per diluted share of $0.20 for the six months ended June 30, 2013.

Long-Term Care Services Segment
Revenue for our long-term care services segment for the six months ended June 30, 2014 was $324.4 million, an increase of $4.3 million, or 1.3%, as compared to $320.2 million for the same period a year ago. Revenue for this segment represented 78.3% of total revenue for the six months ended June 30, 2014, compared to 75.3% of total revenue for the six months ended June 30, 2013.

Therapy Services Segment
Revenue for Hallmark Rehabilitation, our rehabilitation therapy services segment, was $46.1 million for the six months ended June 30, 2014, a decrease of $7.6 million, or 14.1%, compared to the same period a year ago. Third-party rehabilitation therapy accounted for 11.1% of total revenue for the six months ended June 30, 2014, compared to 12.7% of total revenue for the six months ended June 30, 2013.

Hospice and Home Health Services Segment
Revenue for Signature Hospice and Home Health, our hospice and home health services segment, was $43.7 million for the six months ended June 30, 2014, a decrease of $7.7 million, or 14.9%, compared to $51.4 million for the six months ended June 30, 2013. Average daily hospice census decreased 20.5% to 1,058 for the six months ended June 30, 2014, from 1,330 for the six months ended June 30, 2013.

Conference Call
A conference call and webcast will be held tomorrow, Tuesday, August 12th, at 9:00 a.m. Pacific Time (12:00 noon Eastern Time) to discuss Skilled Healthcare Group's second quarter 2014 financial results.

To participate in the call, interested parties may dial (800) 847-9525 and reference conference 18746002. Alternatively, interested parties may access the call in listen-only mode at www.skilledhealthcaregroup.com. A replay of the conference call will be available after 12:00 noon Pacific Time at www.skilledhealthcaregroup.com.

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $831 million and approximately 15,000 employees as of June 30, 2014. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 73 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Footnotes

(1)
Skilled mix represents the number of Medicare and non-Medicaid managed care patient days at our affiliated skilled nursing facilities divided by the total number of patient days at our affiliated skilled nursing facilities for any given period.

(2)	Quality mix represents non-Medicaid revenue as a percentage of total revenue.

(3)
EBITDA is net income before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. EBITDAR is EBITDA excluding facility rent expense. Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, reflects the non-GAAP adjustments to net income that are reflected in the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR in this press release.

(4)
Adjusted net income per diluted share and adjusted net income each reflect the non-GAAP adjustments to income before provision for income taxes that are reflected in the Reconciliation of Income Before Provision for Income Taxes to Adjusted Net Income table in this press release.

Forward-Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about Skilled Healthcare's expectations and beliefs regarding its opportunities and abilities to increase revenue, execute our strategic plan, rationalize expenses, and improve services. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements.

Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K.

Any forward-looking statements contained herein are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 (1)	2014	2013 (1)
Revenue:	(Unaudited)		(Unaudited)
Net patient service revenue	$206,172	$209,405	$412,685	$423,702
Lease facility revenue	807	787	1,594	1,548
	206,979	210,192	414,279	425,250

Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	178,529	182,815	358,838	369,084
Rent cost of revenue	4,922	4,685	9,696	9,354
General and administrative	7,287	6,837	13,371	13,292
Change in fair value of contingent consideration	(121)	(2,244)	(107)	(2,161)
Depreciation and amortization	6,034	5,902	12,120	11,800
Governmental investigation expense	6,000	—	6,000	—
Impairment of long-lived assets	82	—	82	—
Loss on disposal of asset	5	—	5	—
	202,738	197,995	400,005	401,369

Other (expenses) income:
Interest expense	(7,945)	(8,734)	(15,984)	(17,409)
Interest income	302	112	345	224
Other income (expense), net	7	(32)	60	(62)
Equity in earnings of joint venture	92	472	638	960
Debt modification/retirement costs	(822)	(1,088)	(822)	(1,088)
Total other (expenses) income, net	(8,366)	(9,270)	(15,763)	(17,375)
(Loss) income from continuing operations before (benefit) provision for income taxes	(4,125)	2,927	(1,489)	6,506
(Benefit) provision for income taxes	(1,345)	1,139	(3)	1,384
(Loss) income from continuing operations	(2,780)	1,788	(1,486)	5,122
Loss from discontinued operations, net of tax	—	(265)	—	(529)
Net (loss) income	$(2,780)	$1,523	$(1,486)	$4,593

(Loss) earnings per share, basic:
(Loss) earnings per common share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.13
Loss per share from discontinued operations	—	(0.01)	—	(0.01)
(Loss) earnings per share	$(0.07)	$0.04	$(0.04)	$0.12

(Loss) earnings per share, diluted:
(Loss) earnings per common share from continuing operations	$(0.07)	$0.05	$(0.04)	$0.13
Loss per share from discontinued operations	—	(0.01)	—	(0.01)
(Loss) earnings per share	$(0.07)	$0.04	$(0.04)	$0.12

Weighted-average common shares outstanding, basic	38,098	37,646	38,035	37,602
Weighted-average common shares outstanding, diluted	38,098	38,186	38,035	38,139
Note:
(1) Amounts have been adjusted for discontinued operations

Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheet and Cash Flow Data
(In thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)	(Audited)
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$7,960	$4,177
Accounts receivable, less allowance for doubtful accounts of $17,943 and $16,665 at June 30, 2014 and December 31, 2013, respectively	110,443	107,215
Other current assets	28,969	31,025
Property and equipment and leased facility assets, net	345,534	351,238
Goodwill	68,983	69,065
Other assets	82,072	80,696
Total assets	$643,961	$643,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities less current portion of long-term debt	$99,253	$90,158
Other long-term liabilities	41,703	41,901
Long-term debt	410,234	419,125
Stockholders’ equity	92,771	92,232
Total liabilities and stockholders’ equity	$643,961	$643,416

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Cash Flows Data:
Net cash provided by operating activities	$21,214	$13,789
Net cash used in investing activities	(5,201)	(5,981)
Net cash used in financing activities	(12,230)	(7,792)
Increase in cash and cash equivalents	3,783	16
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$7,960	$2,019

Skilled Healthcare Group, Inc.
Consolidated Key Performance Indicators
(Unaudited)

The following table summarizes our key performance indicators, along with other statistics, for each of the dates or periods indicated

Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 (1)	2014	2013 (1)
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,670	8,587	8,670	8,587
Available patient days(2)	780,542	782,151	1,552,882	1,556,123
Actual patient days	637,981	641,656	1,274,873	1,283,427
Occupancy percentage(2)	81.7%	82.0%	82.1%	82.5%
Average daily number of patients	7,011	7,051	7,044	7,091
Hospice average daily census	1,032	1,324	1,058	1,330
Home health episodic-based admissions	1,921	2,091	4,160	4,333
Home health episodic-based recertifications	478	476	913	966
EBITDA (in thousands)	$9,552	$17,186	$26,270	$34,962
Adjusted EBITDA (in thousands)	$18,277	$18,301	$36,130	$37,360
Adjusted EBITDA margin	8.8%	8.7%	8.7%	8.8%
Adjusted EBITDAR (in thousands)	$23,199	$22,986	$45,826	$46,714
Adjusted EBITDAR margin	11.2%	10.9%	11.1%	11.0%

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations):
Medicare	$520	$519	$521	$520
Managed care	407	390	405	386
Medicaid	168	163	167	162
Private and other	178	171	178	174
Weighted-average for all	$243	$236	$242	$238
Patient days by payor (skilled nursing facilities):
Medicare	76,452	77,226	151,557	160,297
Managed care	64,051	62,680	131,668	127,149
Total skilled mix days	140,503	139,906	283,225	287,446
Private pay and other	96,509	105,690	190,972	206,516
Medicaid	400,969	396,060	800,676	789,465
Total days	637,981	641,656	1,274,873	1,283,427
Patient days as a percentage of total patient days (skilled nursing facilities):
Medicare	12.0%	12.0%	11.9%	12.5%
Managed care	10.0	9.8	10.3	9.9
Skilled Mix	22.0	21.8	22.2	22.4
Private pay and other	15.1	16.5	15.0	16.1
Medicaid	62.9	61.7	62.8	61.5
Total	100.0%	100.0%	100.0%	100.0%
Revenue for total company:
Medicare	29.4%	31.0%	29.7%	31.8%
Managed care, private pay, and other	37.6	38.0	37.6	37.7
Quality mix	67.0	69.0	67.3	69.5
Medicaid	33.0	31.0	32.7	30.5
Total	100.0%	100.0%	100.0%	100.0%
Note:
(1) Amounts have been adjusted for discontinued operations
(2) Does not reflect available days related to newly open facility not at full operation

Skilled Healthcare Group, Inc.
Facility Ownership
(Unaudited)

	As of June 30,
	2014	2013 (1)
Facilities:
Skilled nursing facilities operated:
Owned	51	51
Leased	22	21
Total skilled nursing facilities operated	73	72
Total licensed beds	9,036	8,932
Skilled nursing facilities leased to unaffiliated third party operator	5	5
Assisted living facilities
Owned	21	21
Leased	1	1
Total assisted living facilities	22	22
Total licensed beds	1,212	1,228
Total facilities	100	99
Available bed in service (SNF only)	8,670	8,587
Percentage owned facilities	77.0%	77.8%

Note:
(1) Amounts have been adjusted for discontinued operations

 Skilled Healthcare Group, Inc.
Reconciliation of (Loss) Net Income to EBITDA, EBITDAR, Adjusted EBITDA, and Adjusted EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 (1)	2014	2013 (1)

Net (loss) income	$(2,780)	$1,523	$(1,486)	$4,593
Interest expense, net of interest income	7,643	8,622	15,639	17,185
(Benefit) provision for income taxes	(1,345)	1,139	(3)	1,384
Depreciation and amortization expense	6,034	5,902	12,120	11,800
EBITDA	9,552	17,186	26,270	34,962
Rent cost of revenue	4,922	4,685	9,696	9,354
EBITDAR	14,474	21,871	35,966	44,316
EBITDA	9,552	17,186	26,270	34,962
Organization restructure costs	631	1,549	1,071	1,549
Exit costs related to divested facilities	(27)	—	340	—
Losses at skilled nursing facility not at full operation	133	—	133	—
Governmental investigation expense	6,000	—	6,000	—
Impairment of long lived assets	82	—	82	—
Professional fees related to non-routine matters	1,205	457	1,519	1,393
Debt modification/retirement costs	822	1,088	822	1,088
Change in fair value of contingent consideration	(121)	(2,244)	(107)	(2,161)
Loss from discontinued operations, net of tax	—	265	—	529
Adjusted EBITDA	18,277	18,301	36,130	37,360
Rent cost of revenue	4,922	4,685	9,696	9,354
Adjusted EBITDAR	$23,199	$22,986	$45,826	$46,714

Note:
(1) Amounts have been adjusted for discontinued operations

Skilled Healthcare Group, Inc.
Reconciliation of (Loss) Income From Continuing Operations Before Provision for Income Taxes to Adjusted Net Income From Continuing Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 (1)	2014	2013 (1)

(Loss) income from continuing operations before provision for income taxes	$(4,125)	$2,927	$(1,489)	$6,506
Organization restructure costs	631	1,549	1,071	1,549
Exit costs related to divested facilities	(27)	—	340	—
Losses at skilled nursing facility not at full operation	133	—	133	—
Governmental investigation expense	6,000	—	6,000	—
Professional fees related to non-routine matters	1,205	457	1,519	1,393
Impairment of long lived assets	82	—	82	—
Debt modification/retirement costs	822	1,088	822	1,088
Adjusted income before provision for income taxes	4,721	6,021	8,478	10,536
Adjusted provision for income taxes	2,200	2,346	3,980	2,956
Tax difference from shares that vested at a lower price than the grant price	(344)	—	(625)	—
Adjusted net income from continuing operations	$2,865	$3,675	$5,123	$7,580

Weighted-average common shares outstanding, diluted	38,292	38,186	38,282	38,139
Adjusted net income per share, diluted	0.07	0.10	0.13	0.20
Effective tax rate	39.3%	39.0%	39.6%	28.1%

Note:
(1) Amounts have been adjusted for discontinued operations

We believe that a report of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our consolidated and segmented business but are required to reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.

Management uses adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use adjusted net income per share, Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to adjusted net income per share, EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.

The use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure.

Investor Contact:
Skilled Healthcare Group, Inc.
Chris Felfe
(949) 282-5800